CONFIDENTIAL SETTLEMENT AGREEMENT

WHEREAS, the Parties to this Confidential Settlement Agreement (this “Agreement”) are Leah Lehman (“Lehman”), BioSante Pharmaceuticals, Inc. (“BioSante”), BioSante’s Vice Chairman, President and Chief Executive Officer Stephen M. Simes (“Simes”), BioSante’s Chief Financial Officer, Treasurer and Secretary Phillip Donenberg (“Donenberg”), and Victor Morgenstern, a BioSante director (“Morgenstern” and, together with Lehman, BioSante, Simes and Donenberg, sometimes referred to herein collectively as the “Parties”);
WHEREAS, Lehman was employed by BioSante in accordance with the provisions of an Employment Agreement dated December 15, 2000 (the “Employment Agreement,” a true copy of which is appended as Appendix 1);
WHEREAS, certain disputes have arisen concerning that employment, events allegedly occurring during the time of that employment, whether within the scope of her employment or otherwise, and its termination;
WHEREAS Lehman has filed an administrative complaint in the United States Department of Labor, Occupational Safety and Health Administration, Des Plaines, Illinois, against BioSante, Simes, Donenberg, and Morgenstern designated Case No. 5-2330-06-012 (the “OSHA Complaint”) and a charge with the U.S. Equal Employment Opportunity Commission (the “EEOC Charge”) (collectively referred to sometimes herein as the “Complaints”) and BioSante has filed a suit against Lehman in the Circuit Court of Cook County, Illinois, as suit number 2006 L 1818 (the “BioSante Suit” and, together with the OSHA Complaint and the EEOC Charge, the “Pending Litigation”);
WHEREAS no other suits or claims other than the Pending Litigation have been filed by any of the Parties before any court, tribunal, administrative body or otherwise related to events allegedly occurring during the period of Lehman’s employment and termination of that employment;
WHEREAS Lehman has reviewed this Agreement with her counsel, David O. Lehman, and has had the opportunity to fully consult with him and any counsel of her choosing about it, and therefore fully understands its effect and consequences;
WHEREAS Lehman and all Parties hereto each desire to fully and finally resolve all disputes between them; and
WHEREAS the terms of the Parties’ settlement may be summarized as follows:
The consideration for Lehman’s agreements is $890,000.00 payable as more fully provided below, a portion of which is to be secured by an irrevocable letter of credit, as more fully provided below, and in addition the return of certain items of personal property belonging to Lehman and payment of certain reimbursable business expenses which have previously been identified by letter from Lehman’s counsel to Ungaretti & Harris LLP along with appropriate supporting documentation for such expenses, in the claimed amount of $4,860.21. Lehman agrees as more fully provided herein to obligations of non-competition and non-solicitation, and all Parties as further consideration for this agreement agree to dismiss and enter into stipulations of dismissal of the Pending Litigation as detailed below.
IT IS THEREFORE AGREED:
1. The Parties will voluntarily withdraw and dismiss the Pending Litigation with prejudice and hereby warrant and agree that they have not filed or asserted, and the Parties will not at any time in the future file or assert, any other complaints, suits, charges or claims with any other agency of government, court or tribunal, whether Federal, State or local, against the others or any of their predecessors, successors, subsidiaries, affiliates, contractors, consultants, related business entities or assigns, directors, officers, agents, representatives, spouses, children and/or employees of any of them relating to Lehman’s employment by BioSante or any events, incidents, claims, causes of action or damages arising during the time of Lehman’s employment, whether within the scope of her employment or otherwise, or in connection with the termination of that employment, whether anonymously styled, pseudonymously styled, or otherwise.
2. As consideration for Lehman’s withdrawal and dismissal of the OSHA Complaint and the EEOC Charge and of her execution of this Agreement, BioSante will cause to be delivered to Lehman or to her counsel, David O. Lehman, a payment in the amount of $110,000.00, from which no sums for withholding tax or any other tax will be withheld and with respect to which a Federal Form 1099 will issue, representing Lehman’s attorney fees in this matter (the “Initial Payment”); and $780,000.00, to be payable in equal installments in accordance with BioSante’s regular payroll cycle for full-time employees, less applicable payroll taxes and other withholdings required by law in accordance with Lehman’s most current form W-4 on file with BioSante, from the next payroll date subsequent to the Effective Date of this Agreement (more fully defined hereinafter) through December 31, 2007, and for which federal forms W-2 will be issued at the close of each respective tax year (the “Installment Payments”). If, in the aggregate, the gross amount paid to Lehman equals $780,000 prior to December 31, 2007, no further Installment Payments shall be made hereunder after such time as the gross aggregate amount of Installment Payments paid to Lehman equals $780,000. If, in the aggregate, the gross amount paid to Lehman as of and including December 31, 2007 is less than $780,000, in the next regularly scheduled payroll cycle after December 31, 2007, BioSante shall pay to Lehman a gross amount equal to the difference between $780,000 and the aggregate gross amount of the Installment Payments paid up to and including December 31, 2007. To secure the Installment Payments, BioSante shall obtain and provide to Lehman an irrevocable letter of credit from UBS in the amount of $780,000 providing that Lehman may draw upon same only in the event that any bankruptcy or other case or proceeding under any bankruptcy or insolvency law is commenced in respect of BioSante, and if such case or proceeding is not commenced by BioSante, it is not dismissed within 90 days of the date of its commencement. Upon the payment to Lehman of the final Installment Payment contemplated hereby, Lehman shall return the letter of credit to Ungaretti & Harris LLP, counsel for BioSante. In addition, upon submission to it of a complete and accurate expense report in the form customarily used by it for like expenses, BioSante shall pay directly to Lehman the outstanding expenses claimed by her in the amount of $4,860.21 and return to her the items of personal property previously identified to BioSante’s counsel. As further consideration for this Agreement, Lehman acknowledges and agrees that Sections 4.3 and 4.4 of her Employment Agreement (respecting Non-Competition and Non-Solicitation of Employees) are expressly incorporated into this Agreement but that the restrictions thereof shall expire on June 30, 2007. Lehman acknowledges and agrees that the foregoing covenants not to compete and not to solicit are reasonable in scope, duration and nature, and appropriate and necessary to protect and safeguard BioSante’s legitimate business interests. Lehman acknowledges and agrees that during the term of her employment with BioSante, and through June 30, 2007, all inventions (as defined in Section 5.2 of the Employment Agreement) that she had or has, made or makes, conceived or conceives, reduced or reduces to practice or authored or authors (either alone or with others) are BioSante’s sole and exclusive property. This shall include but not be limited to inventions relating to transdermal gel formulations that incorporate or relate to hormone treatment compounds such as estradiol or testosterone. Therefore, in keeping with her obligations and duty to cooperate, Lehman agrees to perform all acts necessary in BioSante’s sole opinion, and at all times as in BioSante’s sole opinion may be required, to effect the assignment to BioSante and recordation and issuance in BioSante’s name (or BioSante’s licensor or licensee as BioSante may direct) of, any and all patents and patent applications that list Lehman as an inventor, including, but not limited to, the execution and delivery to BioSante and/or its patent counsel of any and all assignments, certificates, specifications, attestations, applications and the like, and any other act that in BioSante’s sole opinion may be necessary to preserve its property rights in inventions (as defined in Section 5.2 of the Employment Agreement). The Parties hereto stipulate and agree that each of the terms of this Agreement including, but not limited to, the scope of the activities prohibited and the time limitation is reasonable. The Parties further stipulate and agree that in the event a court determines contrary to the agreement of the parties herein that any of the terms of this Agreement are unreasonable or contrary to public policy, or invalid or unenforceable for any reason in fact, law, or equity, then the court shall limit the application of any such provision or term or modify any provision or term to that which it finds reasonable, valid, or enforceable and shall enforce this Agreement as so limited or modified.
3. The sums to be paid as recited above are the entire monetary consideration for this Agreement. The Parties hereto understand and agree that the Initial Payment in the amount of $110,000 described above is allocable to and paid in consideration for Lehman’s liability for her attorney’s fees; and the Installment Payments in the aggregate gross amount of $780,000.00 are allocable to and paid in consideration for the release herein of all of Lehman’s claims for the loss, interruption or impairment of wages and benefits. It is further expressly agreed by and between all Parties hereto that none of the monetary consideration being paid to Lehman hereunder is allocable to, or paid in consideration for the release or compromise of any claim, demand, action or cause of action by Lehman asserting an entitlement to punitive or exemplary damages.
4. All Parties hereto understand and agree that Lehman bears the sole responsibility and obligation for determining and for paying any and all income and other taxes due on any and all sums to be received by Lehman hereunder. Accordingly, Lehman agrees that she shall indemnify and hold the other parties hereto harmless from any claims made or asserted against it by any taxing body, government or agency of government for or on account of any unpaid tax, assessment, penalty or fine or part thereof due and payable from, or alleged to have been due and payable from Lehman. BioSante shall pay the employer’s share of any applicable taxes, including, without limitation, social security and Medicare taxes as may be required by law to be paid by BioSante on the Installment Payments.
5. The sums paid as recited herein and the other undertakings and consideration by any party hereto stated herein are not acknowledgments, concessions or admissions by any of them of liability to any other party hereto for any of the allegations in the Pending Litigation or arising otherwise during the period of her employment, whether within the scope of her employment or otherwise, or at its termination, all of which the various parties hereto have expressly and categorically denied and continue to expressly and categorically deny. The said monetary consideration provided for in this Agreement is given to comprehensively settle any and all doubtful and disputed claims arising during the term of her employment, whether within the scope of her employment or otherwise, and at its termination, and the parties hereto do hereby renew and repeat their complete and categorical denial of any wrongful, tortious, unlawful or discriminatory act with respect to each and every other party hereto, whether heretofore alleged by her or as yet unasserted. The said monetary consideration provided to Lehman does not render Lehman a prevailing party in this matter for any purpose, including for purposes of entitlement of any attorney to legal fees.
6. In further consideration for the undertakings herein by BioSante, Simes, Donenberg and Morgenstern, Lehman, for herself, heirs, representatives, legatees, devisees and assigns, does hereby release and covenant not to sue BioSante and all affiliated businesses and entities related thereto, Simes, Donenberg, Morgenstern, present or former board members, directors, officers, investors, employees, agents, contractors and consultants, including but not limited to Lakeshore Staffing, Lakeshore HR Solutions and all affiliated businesses and entities related thereto, Nancy McKinney, Prindiville Partners and all affiliated businesses and entities related thereto, Mary Prindiville, ComPsych Corporation and all affiliated businesses and entities related thereto, Sheldon Greenberg, M.D., and all employees, agents, and representatives of any of them, including actual, implied, ostensible or apparent agents, their predecessors, successors, subsidiaries, affiliates, or assigns and all affiliated, subsidiary, parent or related companies, divisions and business entities (collectively all persons or entities described above are deemed the “Released Parties”), from any and all claims of any type or kind whatsoever, including but expressly not limited to those arising out of Lehman’s employment by BioSante, those alleged in her Complaints, and/or from any and all events, circumstances or incidents occurring or allegedly occurring during the time of her BioSante employment, whether within the scope of her employment or otherwise, or in connection with the termination thereof or the non-renewal of Lehman’s employment or that Employment Agreement dated December 15, 2000 by and between Lehman and BioSante (the “Employment Agreement”), as claimed in the Complaints or otherwise, through the date of this Agreement, specifically including but not limited to any and all claims of wrongful termination, retaliatory discharge, assault, battery, negligent or intentional infliction of emotional distress, defamation, discrimination or harassment on any basis, including but not limited to “whistle-blowing,” disability, race, color, sex, gender, religion, national origin, and/or age discrimination, under the Sarbanes-Oxley Act of 2002, Americans with Disabilities Act, 42 U.S.C. §1201 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000(e), et seq., The Age Discrimination in Employment Act, 29 U.S.C. §600 et. seq., The Older Workers Protection Act, 29 U.S.C. §621 et seq., the Fair Labor Standards Act, the Portal to Portal Act, the Illinois Human Rights Act, or the common law or other laws, statutes, ordinances or regulations of the United States, the State of Illinois or any state, county, city, town village or municipality. Lehman represents that she understands that by signing this Agreement, she is releasing BioSante, Simes, Donenberg, and Morgenstern and all Released Parties, from any and all claims she may have against each and any of them, and any combination of two or more of them to the date hereof. With respect to her waiver of potential age and disability discrimination claims, Lehman shall have, but need not take, twenty-one (21) days within which to consider this Agreement, and acknowledges that she is advised to consult with an attorney prior to executing this Agreement and has so consulted with her counsel David O. Lehman and any other counsel of her choosing, and shall have seven (7) days following the execution of this Agreement within which to revoke, in writing, her assent to its terms as the same regard the release of any claims of age discrimination under any law, statute, ordinance or regulation.
7. In further consideration for the undertakings herein by Lehman, BioSante, Simes, Donenberg, and Morgenstern, for themselves, their successors, heirs, representatives, legatees, devisees and assigns, do hereby release and covenant not to sue Lehman from any and all claims, actions, suits or damages of any type or kind whatsoever, including but not limited to those arising out of Lehman’s employment by BioSante, the allegations in the Pending Litigation, and/or any and all events, circumstances or incidents occurring or allegedly occurring during the time of her BioSante employment, whether within the scope of her employment or otherwise, or in connection with the termination thereof or the non-renewal of her Employment Agreement, through the date of this Agreement, specifically including but not limited to any and all claims of breach of fiduciary duty, interference with prospective economic advantage, breach of contract, abuse of process, extortion, assault, battery, negligent or intentional infliction of emotional distress, defamation, slander, libel, wrongful or malicious prosecution, discrimination or harassment, or any claims or causes of action otherwise arising under the common law or other laws, statutes, ordinances or regulations of the United States, the State of Illinois or any state, county, city, town village or municipality. BioSante, Simes, Donenberg and Morgenstern represent that they understand that by signing this Agreement, they are releasing Lehman from any and all claims they may have against her to the date hereof.
8. In further consideration for the undertakings by BioSante, Simes, Donenberg and Morgenstern herein, Lehman agrees on behalf of herself and her spouse and family members and her heirs, representatives, legatees, devisees and assigns to keep confidential, and to not disclose to any third parties whatsoever, other than her spouse and children to the extent only that such persons may have heretofore acquired knowledge of the disputes between the parties hereto and their pending resolution by virtue of residing in her household, her counsel David O. Lehman, Laurie Wasserman, Richard Sawdey and Donna-Jo Vorderstrasse and Diver, Grach, Quade & Masini, and her tax preparers (hereinafter “Third Parties”), either by direct communications or by participation in or cooperation with any printed or electronic media of any type or kind whatsoever, the allegations of the Pending Litigation, the fact that such Pending Litigation was brought or the fact or particular terms of her settlement or of this Agreement. The disclosures already made to OSHA and EEOC and to Judges of the Circuit Court of Cook County, Illinois, occasioned by the filing of the Pending Litigation and discussions with OSHA and EEOC personnel necessary to implement the settlement and related procedures described herein are excluded from the scope of this paragraph. The Parties hereto agree that they intend for this confidentiality agreement by Lehman to extend and apply as broadly as is permissible by law and that therefore prohibited Third Parties shall include Federal, state, local and municipal administrative agencies, law enforcement officials, police, governmental investigators, prosecuting authorities, courts and grand juries, including but not limited to agents, representatives and officers of the United States and Illinois Departments of Labor, the Occupational Safety and Health Administration, the United States Securities and Exchange Commission and the United States Food and Drug Administration, excepting only where communications otherwise prohibited hereby are required and compelled by a lawful subpoena or other lawful order issued by an agency or court with legal authority and under color of law. In the case of any such subpoena or other lawful order of an agency or court to Lehman, Lehman hereby agrees that she shall, as soon as practicable upon learning of it, provide to BioSante through its counsel, Gary I. Levenstein, Ungaretti & Harris LLP, 3500 Three First National Plaza, 70 West Madison Street, Chicago, Illinois, 60602-4283 (telephone 312-977-4108, telefax 312-977-4405, e-mail: glevenstein@uhlaw.com) both telephonic and written notice and a complete copy of any such subpoena and written notice of its issuance to her. Lehman agrees that any breach or violation of the foregoing confidentiality terms and conditions shall be deemed a material breach of this Agreement for purposes of Paragraph 9 below.
9. It is agreed by the Parties hereto that this Agreement is, and shall operate as, a complete bar to any suit, sanction, charge or other cause, whether administrative or judicial, other than one to enforce its terms, and may be pled as such. In the event of a breach of this Agreement by any party hereto, including but not limited to a breach of the confidentiality requirements stated in Paragraph 8, above, such breaching party shall be liable to any party damaged by such breach in the amount of such damaged party’s direct monetary damages caused by such breach, plus attorney’s fees and costs. In the event of a breach by BioSante, Simes, Donenberg or Morgenstern, Lehman may reinstate her Complaints and may also pursue any of the remedies available at law or in equity or in any other forum wherein venue and jurisdiction are otherwise appropriate, and the parties stipulate that the statutes of limitation shall not begin to run, and are tolled until, any such event of breach.  In the event of a breach by Lehman, BioSante may reinstate the BioSante Suit and BioSante, Simes, Donenberg and Morgenstern may also pursue any of the remedies available at law or in equity or in any other forum wherein venue and jurisdiction are otherwise appropriate, and the parties stipulate that the statutes of limitation shall not begin to run, and are tolled until, any such event of breach. In the event that Lehman reinstates her Complaints, or either of them, or breaches the terms of this Agreement, BioSante’s obligation to pay the Installment Payments shall immediately cease, and be of no further force and effect and Lehman shall be liable to make immediate restitution to BioSante of any and all payments made to her by it prior to such breach or breaches. The Parties’ execution of this Agreement is expressly conditioned on such rights to reinstate the Pending Litigation and to pursue other claims and remedies in the event of such breach whether anonymously styled, pseudonymously styled, or otherwise.
10. The effective date of this Agreement shall be the latest to occur of (i) the date of receipt by BioSante’s counsel of OSHA’s notice evidencing OSHA’s acceptance of it and stating that in deferral to the Parties’ settlement, OSHA’s investigation of the OSHA complaint and OSHA’s action in regard to that Complaint is concluded, (ii) the date of receipt by BioSante’s counsel of the EEOC’s written notice informing counsel that the EEOC charge 440 2006 02236 has been withdrawn at the request of the charging party and the withdrawal terminates processing of this matter, but does not affect the investigation of any other charge; and (iii) expiration of the period of revocation provided in Paragraph 6 above. BioSante’s obligation to tender the monetary consideration referenced in this Agreement is effective upon the last to occur of (i) the date of receipt by either BioSante or its counsel of OSHA’s notice evidencing OSHA’s acceptance of the Agreement and stating that in deferral to the Parties’ settlement, OSHA’s investigation of that Complaint is closed and OSHA’s action in regard to that Complaint is concluded, (ii) the date of receipt by either of them of the EEOC’s written notice informing counsel that the EEOC charge 440 2006 02236 has been withdrawn at the request of the charging party and the withdrawal terminates processing of this matter, but does not affect the investigation of any other charge; and (iii) expiration of the period of revocation provided in Paragraph 6 above.
11. BioSante shall issue the $110,000.00 payment provided for in Paragraph 2, above, and deliver the other items to the attorneys for the respective Parties, upon the written advice from both David O. Lehman and from Ungaretti & Harris LLP, that the Parties have received OSHA’s notice evidencing OSHA’s acceptance of it and stating that in deferral to the Parties’ settlement, OSHA’s investigation of the Complaint is closed and OSHA’s action in regard to the OSHA Complaint is concluded and the EEOC’s written notice informing counsel that the EEOC charge 440 2006 02236 has been withdrawn at the request of the charging party and the withdrawal terminates processing of this matter, but does not affect the investigation of any other charge, and copies of orders dismissing with prejudice and without costs the BioSante Litigation.
12. Lehman agrees that she will not apply for employment or otherwise seek to be hired, rehired, re-employed or reinstated by BioSante or by any business entity that is directly or indirectly controlled by BioSante, and she further hereby expressly and irrevocably waives the right to apply for, seek, or be considered for employment by any business entity of any type or kind whatsoever that is affiliated with BioSante.
13. The Parties warrant that, other than the filing of the Pending Litigation, they have not, and agree that in the future they will not encourage, aid or assist any person to file or to prosecute any lawsuit, claim, charge or complaint against any other Parties hereto or any Released Parties with respect to the Pending Litigation, Lehman’s employment with BioSante, or the non-renewal of Lehman’s Employment Agreement. The Parties further warrant that, other than the filing of the Pending Litigation, they have not, and agree that in the future they will not, assist any person who has filed or who may file, a lawsuit, claim, charge or complaint against any other Party hereto, excepting only that each may, under compulsion of law and legal process, respond to a lawful subpoena or order in accordance with the provision stated in Paragraph 8 of this Agreement.
14. Lehman agrees that she will not disparage, denigrate or defame BioSante or any other party hereto or any Released Parties and/or related persons or any of its/their business products or services. Simes, Donenberg and Morgenstern agree that they shall not disparage, denigrate or defame Lehman. BioSante agrees that with respect to all parties inquiring regarding Lehman it will confirm only the fact and dates of tenure of her employment and her employment title while employed by BioSante. In the event that BioSante determines, in its sole discretion, to issue a press release announcing the settlement of any or all the Pending Litigation, it shall provide Lehman with prior notice of the press release, however nothing herein shall be construed or deemed to provide Lehman with any right to approve such release. Further, nothing herein shall be construed or deemed to provide Lehman with any right to approve any 8-K or other filing regarding this Agreement or the settlement of any or all of the Pending Litigation that BioSante may be required by law to file, or upon advice of counsel determines that it must file, or in its business judgment determines to file. It is expressly agreed and understood by the Parties that none of the provisions of this Agreement shall in any fashion pertain to, restrict or inhibit BioSante in the making of such public disclosures or filings as may be required by law, or such disclosures to its auditors, accountants, lenders, investors, current or prospective insurers and/or insurance brokers as it may determine, in its sole discretion, are necessary, appropriate or desirable.
15. Lehman agrees that as of the tender of this Agreement to OSHA and EEOC for approval she will tender to BioSante, all BioSante property or documents, records, recordings or other materials reflecting interpersonal communications between and among Lehman and any of the Parties that is in her possession, custody or control, or to which she has or can obtain access, including, without limitation, all keys, computer hardware and software, materials, manuals, reports, documents, protocols, INDs, preclinical and clinical results, study reports, papers, books, files, records, policies, customer information and lists, vendor lists, sales and marketing information, data base information and lists, mailing lists, notes, computer software and programs, methods of designing such programs, data, plans, drawings, proposals, designs, product information, confidential purchasing and market research information, e-mail messages or communications, and any other property or information that she may have or secure access relating to BioSante, Simes, Donenberg or Morgenstern, their respective families, customers, employees, agents, contractors and consultants, policies, or practices (whether those materials are in paper or computer -stored form), including but not limited to all such materials and items referenced in any of the Pending Litigation and including all personal data or information derived from any BioSante electronic information system, including but not limited to BioSante computers, external hard-drives, telephones or voicemail systems, Lehman’s personal computers, telephones, cell phones or voicemail systems and all Confidential Information (as defined in Section 4.2 of the Employment Agreement). Lehman warrants and agrees that following the tender of such materials, data and information she will not maintain, preserve or hold duplicates or copies thereof whether in paper or computer-stored form, either personally or through any other person or entity. Lehman further warrants and agrees that she has a continuing obligation to tender to BioSante any and all of the foregoing which she does not initially tender pursuant to this Agreement discovered in her possession as a result of accident, mistake or inadvertence, or which comes into her possession or under her control after this Agreement is executed.
16. Lehman acknowledges and agrees that during the term of her employment with BioSante she was obligated to retain the confidentiality of certain information disclosed to her (Confidential Information as defined in Section 4.2 of the Employment Agreement) and the security of BioSante’s property entrusted to her. Therefore, except as has been necessary to prepare and file the Complaints herein and defend the BioSante Suit, and any disclosures occasioned thereby, at all times during and subsequent to the conclusion of Lehman’s employment with BioSante, Lehman will regard and preserve all such Confidential Information (as defined in Section 4.2 of the Employment Agreement) and will not disclose such Confidential Information to others and will refrain from harming any BioSante property. In the course of preparing the Complaints and defending the BioSante Suit, and in considering and evaluating other claims or counterclaims against some or all of the BioSante Parties, Lehman and her attorneys have interviewed certain witnesses; such previous interviews are excluded from the scope of the confidentiality terms of this Agreement, as are any knowledge of the disputes between the Parties gained by Lehman’s spouse or children residing in her household. Any and all notes, memoranda, transcripts, abstracts or summaries of interviews of or statements by witnesses, together with all copies thereof, shall be tendered by Lehman to BioSante.
17. Lehman agrees that she or anyone on her behalf, whether or not authorized by her, will not enter the premises of BioSante without BioSante’s prior written consent, which consent may only be given in writing on behalf of BioSante by its counsel Gary I. Levenstein, Ungaretti & Harris LLP, 3500 Three First National Plaza, 70 West Madison Street, Chicago, Illinois, 60602-4283 (telephone 312-977-4108, telefax 312-977-4405, e-mail: glevenstein@uhlaw.com). Lehman further agrees that neither she, nor anyone acting on her behalf, whether or not authorized by her, shall intentionally come within 500 yards of Simes, Donenberg, or Morgenstern, their respective spouses, children or other family members, or any of their personal residences. The restrictions imposed by this paragraph 17 may not be waived or rescinded except in a writing signed by each and all of the Parties hereto. Lehman further agrees that neither she, nor anyone acting on her behalf, whether or not authorized by her, shall intentionally initiate, participate in initiating or participate in any direct contact or communications with BioSante, Simes, Donenberg, or Morgenstern, or their respective spouses, children or other family members, by any means, manner or method of communications including, but not limited to, e-mail, telephone, cellular telephone, correspondence or memoranda, whether anonymously styled, pseudonymously styled, or otherwise.
Simes, Donenberg and Morgenstern each agrees for himself that neither he, nor anyone acting on his behalf, whether or not authorized by him, shall intentionally come within 500 yards of Lehman, her spouse, children or other family members, or her personal residence. The restrictions imposed by this paragraph 17 may not be waived or rescinded except in a writing signed by each and all of the Parties hereto. Simes, Donenberg and Morgenstern each further agrees for himself that neither he, nor anyone acting on his behalf, whether or not authorized by him, shall intentionally initiate, participate in initiating or participate in any direct contact or communications with Lehman, or her spouse, children or other family members, by any means, manner or method of communications including, but not limited to, e-mail, telephone, cellular telephone, correspondence or memoranda, whether anonymously styled, pseudonymously styled, or otherwise.
18. This Agreement contains the entire agreement and understanding between the Parties hereto concerning the matters described herein and supersedes all prior agreements, discussions, negotiations, understandings and proposals of the Parties. The terms of this Agreement cannot be changed except in a subsequent document signed by Lehman, the Chairman of the Board of BioSante, and the other Parties hereto. This Agreement binds and is for the benefit of all Parties as well as their respective heirs, personal representatives, successors and assigns.
19. This Agreement may be signed in counterparts and, if so executed, each counterpart shall have the same binding force and effect as if all Parties had executed a single, original version of it.
20. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.
[signature page attached]

WITNESSED:

/s/ Leah Lehman                                                                  /s/ David Lehman
signed and dated this 16th day                                         signed and dated this 16th day
of May 2006                                                                          of May 2006
Leah Lehman                                                                         David O. Lehman
                                                                                                 For Law Offices of David O. Lehman
                                                                                                 Tax ID No.: _______________________

/s/Dr. Louis Sullivan                                                            /s/ Gary I Levenstein
signed and dated this 24th day                                         signed and dated this 24th day
of May 2006,                                                      of May 2006,
BioSante Pharmaceuticals, Inc., by     Gary I. Levenstein
Dr. Louis Sullivan, its Chairman      for Ungaretti & Harris LLP

/s/ Stephen M. Simes                                 /s/ Gary I Levenstein
signed and dated this 25th day                                         signed and dated this 25th day
of May 2006,                                                      of May 2006,
Stephen M. Simes                                                               Gary I. Levenstein
                                                                                                for Ungaretti & Harris LLP

/s/Phillip B. Donenberg                                                      /s/Gary Levenstein
signed and dated this 25th day                                        signed and dated this 25th day
of May 2006,                                                     of May 2006,
Phillip Donenberg                                                               Gary I. Levenstein
                                                                                               for Ungaretti & Harris LLP

/s/Victor Morgenstern                                                        /s/ Gary I Levenstein
signed and dated this 24th day                                        signed and dated this 24th day
of May 2006,                                                     of May 2006,
 Victor Morgenstern                                                           Gary I Levenstein
                                                                                               for Ungaretti & Harris LLP

FIRST AMENDMENT

TO

CONFIDENTIAL SETTLEMENT AGREEMENT

This First Amendment to Confidential Settlement Agreement (this “Amendment”) is made and entered into as of July14, 2006, by and among Leah Lehman (“Lehman”), BioSante Pharmaceuticals, Inc., a Delaware corporation (“BioSante”), Stephen M. Simes (“Simes”), Phillip Donenberg (“Donenberg”), and Victor Morgenstern (“Morgenstern” and together with Lehman, BioSante, Simes and Donenberg, sometimes referred to herein collectively as the “Parties”).

Recitals:
A. The Parties have entered into that certain Confidential Settlement Agreement dated as of May 25, 2006 (the “Settlement Agreement”), pursuant to which the Parties agree to mutually release and forever discharge all claims against each other in exchange for the consideration provided therein.

B.  Pursuant to the terms and conditions of the Settlement Agreement, BioSante’s obligation to tender the monetary consideration thereunder is contingent upon acceptance of the Settlement Agreement by both the Equal Employment Opportunity Commission (the “EEOC”) and the Occupational Safety and Health Administration (“OSHA”).

C.  The EEOC has approved the Settlement Agreement.

D.  OSHA has required that certain provisions of the Settlement Agreement be clarified and amended as provided herein.

E.  The Parties desire to amend the Settlement Agreement as provided herein.

Agreement:

Now, Therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Paragraph 8. Paragraph 8 of the Settlement Agreement is hereby amended to henceforth read as follows (amendments have been highlighted for reference purposes only; amendment shall read as revised):

“In further consideration for the undertakings by BioSante, Simes, Donenberg and Morgenstern herein, Lehman agrees on behalf of herself and her spouse and family members and her heirs, representatives, legatees, devisees and assigns to keep confidential, and to not disclose to any third parties whatsoever, other than her spouse and children to the extent only that such persons may have heretofore acquired knowledge of the disputes between the parties hereto and their pending resolution by virtue of residing in her household, her counsel David O. Lehman, Laurie Wasserman, Richard Sawdey and Donna-Jo Vorderstrasse and Diver, Grach, Quade & Masini, and her tax preparers (hereinafter “Third Parties”), either by direct communications or by participation in or cooperation with any printed or electronic media of any type or kind whatsoever, the allegations of the Pending Litigation, the fact that such Pending Litigation was brought or the fact or particular terms of her settlement or of this Agreement. The disclosures already made to OSHA and EEOC and to Judges of the Circuit Court of Cook County, Illinois, occasioned by the filing of the Pending Litigation and discussions with OSHA and EEOC personnel necessary to implement the settlement and related procedures described herein are excluded from the scope of this paragraph. The Parties hereto agree that they intend for this confidentiality agreement by Lehman to extend and apply as broadly as is permissible by law. The Parties agree that nothing in this Agreement is intended to or shall prevent, impede or interfere with Lehman providing truthful testimony and information in the course of an investigation or proceeding authorized by law, initiated and conducted by an agency of the United States government. In the case of any such investigation or proceeding, Lehman hereby agrees that she shall, as soon as practicable upon learning of it, provide to BioSante through its counsel, Gary I. Levenstein, Ungaretti & Harris LLP, 3500 Three First National Plaza, 70 West Madison Street, Chicago, Illinois, 60602-4283 (telephone 312-977-4108, telefax 312-977-4405, e-mail: glevenstein@uhlaw.com) both telephonic and written notice and a complete copy of any such subpoena and written notice of its issuance to her. Lehman agrees that any breach or violation of the foregoing confidentiality terms and conditions shall be deemed a material breach of this Agreement for purposes of Paragraph 9 below.”

2. Paragraph 13. Paragraph 13 of the Settlement Agreement is hereby amended to henceforth read as follows (amendments have been highlighted for reference purposes only; amendment shall read as revised):

“The Parties warrant that, other than the filing of the Pending Litigation, they have not, and agree that in the future they will not encourage, aid or assist any person to file or to prosecute any lawsuit, claim, charge or complaint against any other Parties hereto or any Released Parties with respect to the Pending Litigation, Lehman’s employment with BioSante, or the non-renewal of Lehman’s Employment Agreement. The Parties further warrant that, other than the filing of the Pending Litigation, they have not, and agree that in the future they will not, assist any person who has filed or who may file, a lawsuit, claim, charge or complaint against any other Party hereto, excepting only that each may, under compulsion of law and legal process, respond to a lawful subpoena or order in accordance with the provision stated in Paragraph 8 of this Agreement. The Parties agree that nothing in this Agreement is intended to or shall prevent, impede or interfere with Lehman providing truthful testimony and information in the course of an investigation or proceeding authorized by law, initiated and conducted by an agency of the United States government.”

3. Effect on Settlement Agreement; General Provisions. Except as set forth in this Amendment, the terms and provisions of the Settlement Agreement are hereby ratified and declared to be in full force and effect. This Amendment shall be governed by the provisions of the Settlement Agreement regarding choice of law, attorneys’ fees and successors and assigns. This Amendment shall become effective upon its execution, which may occur in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Captions and paragraph headings are used herein for convenience only, are not a part of this Amendment or the Settlement Agreement as amended by this Amendment and shall not be used in construing either document. On and after the date hereof, each reference in the Settlement Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other documents and agreements relating to the Settlement Agreement, shall mean and be a reference to the Settlement Agreement as amended hereby.

SIGNATURE PAGES FOLLOW

In Witness Whereof, the parties hereto have caused this Amendment to be executed in multiple originals, all as of the day and year first above written.

WITNESSED:

/s/ Leah Lehman                                                                  /s/ David Lehman
signed and dated this 14th day                                         signed and dated this 14th day
of July 2006                                                                           of July 2006
Leah Lehman                                                                         David O. Lehman
                                                                                                 For Law Offices of David O. Lehman
                                                                                                 Tax ID No.: _______________________

/s/Dr. Louis Sullivan                                                            /s/ Gary I Levenstein
signed and dated this 14th day                                         signed and dated this 14th day
of July 2006,                                                      of July 2006,
BioSante Pharmaceuticals, Inc., by                                  Gary I. Levenstein
Dr. Louis Sullivan, its Chairman                                        for Ungaretti & Harris LLP

/s/ Stephen M. Simes                                 /s/ Gary I Levenstein
signed and dated this 17th day                                        signed and dated this 17th day
of July 2006,                                                      of July 2006,
Stephen M. Simes                                                               Gary I. Levenstein
                                                                                               for Ungaretti & Harris LLP

/s/Phillip B. Donenberg                                                      /s/Gary Levenstein
signed and dated this 17th day                                        signed and dated this 17th day
of July 2006,                                                      of July 2006,
Phillip Donenberg                                                               Gary I. Levenstein
                                                                                               for Ungaretti & Harris LLP

/s/Victor Morgenstern                                                        /s/ Gary I Levenstein
signed and dated this 14th day                                        signed and dated this 14th day
of July 2006,                                                      of July 2006,
 Victor Morgenstern                                                           Gary I Levenstein
                                                                                               for Ungaretti & Harris LLP